D E  V I S S E R  G R A Y

CHARTERED ACCOUNTANTS

401 - 905 West Pender Street

Vancouver, BC Canada

V6C 1L6

Tel: (604) 687-5447

Fax: (604) 687-6737

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement of Esperanza Silver Corporation on Form 20-F of our report dated April 16, 2004 in connection with our audits of the consolidated financial statements of that company as at December 31, 2003 and 2002 and for each of the years in the three year period ended December 31, 2003, which report is included in the Form 20-F.

ADe Visser Gray@

CHARTERED ACCOUNTANTS

Vancouver, British Columbia

June 24, 2004